SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 23, 2001
Date of Report

ENHERENT CORP.
Exact Name of Registrant as Specified in Charter)

Commission File Number 0-23315

Delaware	13–3914972

State or other jurisdiction of Incorporation	IRS Employer Identification No.

12300 Ford Rd., Suite 450
Dallas, Texas 75234
Address of Principal Executive Offices

(972) 243-8345
Registrant's telephone number, including area code

Item 5.    Other Events.

                On October 9, 2001, enherent Corp. (the "Registrant") announced that notwithstanding certain public information to the contrary, its largest institutional investors continue to hold their positions in enherent common stock.   When the Company’s securities began trading over-the-counter on the National Association of Securities Dealers’ Electronic Bulletin Board (“OTC BB”) effective May 30, 2001, institutional investors ceased to be required to make certain public filings with the Securities and Exchange Commission reporting their ownership positions in enherent common stock.

                Consequently, many financial and stock investment publications and Web sites that rely on these publicly filed reports for information, including the NASDAQ Holdings/Insiders Institutional Sellers Web site, incorrectly report that institutional investors hold no enherent stock or even erroneously report that institutional investors have sold their stock in enherent.  Based on contacts with its largest institutional investors who reported ownership of enherent stock at the end of the first quarter of 2001, enherent has confirmed that all of these institutions in fact still hold the same ownership positions they held at that time.  Apparently, because these institutions are no longer required to report their holdings under Form 13F, these publications and Web sites have erroneously reported the sale of enherent stock or the size of the institutions’ holdings.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date:	October 23, 2001	By: /s/ DAN S. WOODWARD
Dan S. Woodward
Chairman, President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Registrant, dated October 9, 2001.